               CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE
             REDACTED INFORMATION IN ATTACHMENTS D, E AND F, WHICH
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                                                   EXHIBIT 6.13
                                                                   ------------

                             DISTRIBUTION AGREEMENT

                                                       Dated: September 19, 1977

         Between CURTIS CIRCULATION COMPANY, 21 Henderson Drive, West Caldwell, New Jersey 07006 (hereinafter called "CURTIS"); PENTHOUSE INTERNATIONAL, LIMITED, 909 Third Avenue, New York, N.Y.10022, and FORUM INTERNATIONAL, LIMITED, 909 Third Avenue, New York, N.Y.10022, PENTHOUSE PHOTO WORLD,
LIMITED, 909 Third Avenue, New York, N.Y.10022; PENTHOUSE POSTER PRESS, LIMITED, 909 Third Avenue, New York, N.Y.10022 (hereinafter collectively called "PUBLISHER").

         The parties hereto hereby agree as follows:

         1. Exclusive Distributor. CURTIS shall, subject to the terms, conditions and limitations contained herein, be the exclusive distributor, for the respective Distribution Territories (the "Territory") specified in Attachment A, of all publications (except for editions published in the United Kingdom) published by PUBLISHER, its subsidiaries or affiliates, at any time during the term of this Agreement (herein-after collectively called "PUBLICATIONS"), and (A) CURTIS will not knowingly sell any publications to anyone for resale outside the Territory, (B) PUBLISHER will not knowingly sell any PUBLICATIONS to anyone outside the Territory for resale within the Territory, and (C) CURTIS shall not be distributor for, or have any rights in or with respect to: (i) subscription, reader mail order, promotion or back issue sales, at any time, or (ii) sales of any PUBLICATIONS by PUBLISHER after more than 180 days after the off-sale date of such PUBLICATION. Nothing contained herein shall impose any obligations (A) on CURTIS, in the case of resale outside the Territory of PUBLICATIONS purchased by others on the representation that they will be resold in the Territory, or (B) on PUBLISHER, in the case of resale in the Territory of PUBLICATIONS purchased by others on the representation that they will be resold outside of the Territory. PUBLISHER shall, notwithstanding the foregoing, have the right to sell, directly or through other distributors, wholesalers, retailers, dealers or other customers, PUBLICATIONS in any market (whether such market is a geographical area or a type of outlet, or otherwise) not being serviced by CURTIS or its wholesalers and to which CURTIS, after reasonable notice, does not affect such service.

         2. Frequency: On-sale, Off-sale dates. (A) The PUBLICATIONS to be distributed under this Agreement, the initial issue thereof to be so distributed and the frequency of publication are stated in Attachment B to this contract.

         (B) PUBLISHER will supply to CURTIS a schedule of shipping and on-sale dates for each issue of the PUBLICATIONS within six (6) months but not later than three (3) months in advance of the on-sale date and at such time thereafter as requested, provided that if PUBLISHER desires to change the frequency of publishing issues of any PUBLICATION, it shall, if possible, notify CURTIS at least thirty (30) days before the proposed shipping date of any affected issue. For the purposes of this Agreement "on-sale" and "off-sale" dates shall mean the dates PUBLISHER selects for such actions with respect to retail sale of PUBLICATIONS in the United States and Canada. PUBLISHER shall have the right to change on-sale dates, and shall give CURTIS reasonable notice thereof.

         3. Representations of Publisher. PUBLISHER (jointly and severally) warrants and represents to CURTIS the following:

         (A) Except as set forth in Attachment C, PUBLISHER is the owner of (i) each of the titles to the PUBLICATIONS covered by this Distribution Agreement;
(ii) the logos and/or (iii) trademarks, tradenames, and tradestyles of such PUBLICATIONS and that there presently are not, to the best of PUBLISHER's knowledge, any liens or encumbrances on such titles, logos, trademarks, tradenames and tradestyles, which affect the implementation of this Agreement;

         (B) Subject to any circumstances beyond their control, PUBLISHER has and shall have the ability and authority to deliver to CURTIS without liens or encumbrances sufficient copies of each issue of the PUBLICATIONS covered by this Agreement to comply with the terms contained herein. PUBLISHER shall be responsible for, and shall be the sole parry with the right to effect, the removal of any liens, claims or encumbrances asserted against the physical property of the PUBLICATIONS themselves, and, upon passage of title to the PUBLICATIONS, they shall be free of any liens, claims or other encumbrances;

         (C) PUBLISHER has the full right, power and authority to enter into this Agreement and neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement shall constiture or result in a breach of any agreement to which the PUBLISHER is a party;

         (D) That upon completion and delivery of each issue of each PUBLICATION covered by this Agreement, PUBLISHER will own or control all rights of whatsoever kind and character in and to: (i) the title of such PUBLICATION; (ii) its logo; (iii) trademark; and (iv) copyright for each issue as a whole;

         (E) Subject to circumstances beyond its control, that upon completion and delivery of each issue of the PUBLICATIONS covered by this Agreement, to the best of its knowledge and belief, nothing contained in each of such issues will be grounds for a permanent order in the United States or Canada either to prevent distribution thereof or for an action or from damages by reason of the fact that the material contained therein is libelous, defamatory, an invasion of any rights of privacy, a violation of any copyright or trademark, tradename or tradestyles, or other personal or property rights.

         (F) PUBLISHER does not intend to publish any PUBLICATION the distribution of which could be prevented on the grounds that it is obscene, and PUBLISHER will not knowingly produce any PUBLICATION the distribution of which could be prosecuted in any of its ten (10) major market areas on the grounds that it is obscene; however, the parties recognize that under current law the question of whether a publication is obscene may be subject to a myriad and varying interpretation differing depending on the locality where the PUBLICATION is sold.

         4. Representations by CURTIS. CURTIS represents to PUBLISHER the following:

        (A) CURTIS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all corporate power to enter into this Agreement and carry out the terms hereof;

        (B) This Agreement has been duly authorized, executed and delivered by its duly authorized officers and constitutes its valid and binding obligation enforceable in accordance with its terms;

        (C) The execution and delivery of this Agreement will not result in any violation of any term of its charter or by-laws or of any mortgage, lease, contract, agreement, instrument, judgment, decree, order, license, permit, franchise, statute, rule or regulation applicable to it or in the creation of any mortgage, pledge, lien, security interest, encumbrance or charge upon any of its properties or assets; and

        (D) There is no suit, action, proceeding or investigation pending or, to the best of its knowledge, threatened (or any basis therefor) which might result in any material adverse change in the business, operations, affairs or conditions of CURTIS or in any material impairment of the right or ability of CURTIS to carry on its business substantially as now conducted or as presently proposed to be conducted or in any material liability of CURTIS or which questions the validity of this Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby, other than actions in which CURTIS and PUBLISHER are both defendants.

         5. Colophon, etc. The colophon of the Curtis Circulation Company shall be printed on the cover of each magazine distributed by CURTIS hereunder. The PUBLICATIONS code number assigned by CURTIS shall also appear on each cover.

         6. Title to and Sale of PUBLICATIONS. (A) Subject to Section 6(C), title to all copies of each issue of each PUBLICATION included in the Draw (as below defined) shall pass upon payment by CURTIS with respect to such issue of the First Installment as provided in Clause (A) of Section 8. The price of each issue shall be calculated in accordance with Section 7 and paid in accordance with Section 8.

        (B) As used herein, the term "Draw" shall mean the number of copies printed for newsstand distribution by PUBLISHER and shipped by PUBLISHER. The PUBLISHER shall determine the print order and the Draw and CURTIS shall allocate to its wholesalers all copies included in the Draw of each issue.

        (C) Notwithstanding anything contained herein, if, with respect to any issue of any PUBLICATION, payment for such issue shall not be made by CURTIS on the on-sale date of such PUBLICATION, then title to the copies of such issue of such PUBLICATION shall not pass and PUBLISHER shall have the right to sell such issue of such PUBLICATION in its sole discretion, directly or through agent or other distributors, and, if it chooses to sell to persons who, but for the failure of CURTIS to make such payment, would have been wholesalers of CURTIS, CURTIS shall, if requested by PUBLISHER, make such sales as agent for PUBLISHER and, in such instance, the proceeds of such sales shall be held by CURTIS as agent for PUBLISHER separate from and not comingled with its other funds and shall be promptly remitted to PUBLISHER upon receipt. CURTIS has delivered to Messrs. Eaton, Van Winkle, Greenspoon & Grutman, counsel to PUBLISHER, a letter in the form attached hereto as Attachment H, addressed to all of its wholesalers and informing them that the PUBLICATIONS being sold are being sold by PUBLISHER and not by CURTIS and directing them to make payment with respect thereto directly to PUBLISHER and not to CURTIS. Such letter shall be held in escrow by such counsel and shall be delivered to PUBLISHER only upon receipt by such counsel of a letter from PUBLISHER stating that PUBLISHER did not receive payment for such issues as herein provided and further stating that CURTIS has not delivered to PUBLISHER an unconditional irrevocable sight letter of credit against which PUBLISHER may draw an amount at least equal to the amount of the payment due with respect to such PUBLICATION on the on-sale date. CURTIS hereby authorizes PUBLISHER upon receipt of such letter from such escrow agent, to distribute copies thereof to each wholesaler of CURTIS and to collect and sue for all amounts due and owing from such customers with respect to such issue of the PUBLICATION. PUBLISHER shall not distribute copies of such letter to any wholesaler, if prior to the distribution thereof, it shall have received from CURTIS the payment due on the on-sale date of such PUBLICATION from CURTIS. If PUBLISHER shall receive such letter out of escrow, it shall notify CURTIS and CURTIS shall have the right, by notice given within 30 days thereafter, to terminate this Agreement upon 30 days written notice to PUBLISHER. Nothing contained herein shall relieve CURTIS of its obligations, which is absolute and unconditional, to make the payments required to be made hereunder when and as required by the terms hereof.

         7. Price for PUBLICATIONS. (A) The price for all copies of each issue of any PUBLICATION shall be an amount determined by multiplying (a) the number of copies of such issue included in the Draw (other than copies sold by PUBLISHER to others in accordance with the provisions of Section 14) minus the number of Returns (as below defined) by (b) the suggested retail price of such PUBLICATION in U.S. Dollars (the "cover price") minus the sum of (x) the Discount (as below defined) plus (y) the Distribution Fee specified in Attachment D. hereto; to wit, the price for each issue shall be determined by the formula (a) (b - [x + y]).

         As used herein the following terms have the following respective meanings:

         Returns: All copies of the issue of any PUBLICATION returned or destroyed, as evidenced by (a) whole copies returned but only when specifically requested by PUBLISHER, (b) front covers, (c) headings, (d) CURTIS' certifications of wholesaler's returns, and (e) wholesalers' affidavits, but only if such copies are returned or destroyed, and such evidence received by CURTIS within 180 days after the off-sale date of such issue.

         Discount: Forty (40%) percent of the cover price of the PUBLICATION, provided that PUBLISHER shall have the right, at any time or from time to time, to change the Discount on any or all PUBLICATIONS, by written notice to CURTIS given sixty (60) days prior to the on-sale date of such PUBLICATION, in which case the Discount for all subsequent issues of such PUBLICATIONS shall be the Discount specified in such notice. Upon receipt of any notice from PUBLISHER changing the Discount, CURTIS shall have the right to terminate this Agreement by giving notice to PUBLISHER within thirty (30) days after CURTIS' receipt of such notice changing the Discount. Failing to give such notice, the Discount specified in PUBLISHER's notice to CURTIS shall be the Discount.

         (B) CURTIS shall make no charge for servicing Returns. PUBLISHER shall have the right to verify and inspect all the books and records of CURTIS which in any way relate to its dealings with PUBLICATIONS concerning Returns (if and where available). Attached as Exhibit G is a list of U.S. and Canadian wholesaler's presently having certification or affidavit privileges; no additional U.S. and Canadian wholesalers shall be given such privilege without PUBLISHER's approval if it previously had such privilege and it was revoked, altered or cancelled for any reason. The parties understand that all overseas wholesalers have affidavit privileges. CURTIS agrees to alter or revoke the wholesalers' affidavit privilege of any wholesaler upon receipt of a request of PUBLISHER stating that PUBLISHER has information suggesting abuse of such privilege. Upon receipt of such request, CURTIS shall forthwith notify such wholesaler of such revocation. Such request for revocation will be effective ten
(10) days after receipt by wholesaler, provided, that that wholesaler and CURTIS shall receive credit for copies destroyed prior to such receipt. Should PUBLISHER require whole copy returns, notice of the quantities and full return address must be supplied to CURTIS, if possible, at least fifteen (15) days prior to off-sale date. CURTIS will use its best efforts to comply with PUBLISHER's request for whole copy returns, for which PUBLISHER shall pay to CURTIS an amount agreed upon by PUBLISHER not exceeding the charge made by the wholesaler (or other CURTIS customers), and pay all reasonable freight, shipping and handling charges incurred by CURTIS (or CURTIS' agents) in connection there-with. PUBLISHER and CURTIS shall keep all returned whole copies over which they have control, respectively, from entering the stream of commerce for at least one hundred and eighty (180) days after off-sale date; except reasonable promotional activities or sales by PUBLISHER to fulfill subscription and mail order requests, or such other sale as mutually agreed and such foreign shipments as are presently being handled to the areas of New Zealand, Australia and Belgium as well as other sales as may be agreed upon in the future or other sales permitted to PUBLISHER in accordance with Section 1.

         8. Payment, etc. The payment by CURTIS to PUBLISHER for each issue of each PUBLICATION shall be made as follows:

         Subject to the provisions of Attachment D relating to payment for new PUBLICATIONS.

         (A) On the on-sale date of each PUBLICATION, CURTIS shall pay PUBLISHER an amount (the "First Instalment") equal to the sum of

                  (i) for the Eligible Draw (as below defined), 100% of the Eligible Draw, multiplied by the Percentage (as below defined), multiplied by an amount equal to the cover price minus the sum of (a) the Discount plus (b) the Distribution Fee specified in Attachment D hereto, and

                  (ii) for all copies in excess of the Eligible Draw, an amount to be reasonably agreed upon by PUBLISHER and CURTIS based upon an estimate of sales.

         (B) On the earlier of (a) 60 days after the off-sale date, or (b) 90 days after the on-sale date, CURTIS shall pay PUBLISHER the excess, if any, of an amount which would be the purchase price for such issue (calculated in accordance with Section 7), if the sales and Returns for such issue were as reported in the Flash Report and Return Flow Report of CURTIS referred to in
Section 12(D) over the amount paid pursuant to clause (A) of this Section 8.

         (C) In final settlement, 180 days after the off-sale date, CURTIS shall pay PUBLISHER the excess, if any of the purchase price for such issue (calculated in accord-ance with Section 7) over the amounts previously paid pursuant to clause (A) and
(B) of this Section 8.

         As used herein, the following terms shall have the following respective meanings:

         Eligible Draw: With respect to any issue of any PUBLICATION the Draw of such PUBLICATION but in no event more than 120% (140% of the first 3 issues of a new PUBLICATION) of the Eligible Draw of the immediately preceding issue of such PUBLICATION.

         Percentage: With respect to any issue of any PUBLICATION an amount determined by adding (a) that percentage of the Draw of the immediately preceding issue which was sold by retailers, as determined by CURTIS' spot check referred to in Section 12(D), plus (b) that percentage of the Draw of the issue immediately preceding the issue referred to in clause (a) which was sold by retailers, as determined by CURTIS' spot check referred to in Section 12(D), plus (c) that percentage of the Draw of the issue immediately preceding the issue referred to in clause (b) that was sold by retailers, as determined by CURTIS' Flash Report and Return Flow Report referred to in Section 12(D), and dividing the result by 3.

         On the date each payment is to be made hereunder, CURTIS shall deliver to PUBLISHER a statement in writing setting forth the amount of such payment and showing reason-able detail the calculations used in arriving at such payment and the amounts debited and credited to each party. Any payment by CURTIS pursuant to this
Section in excess of the amount required to be paid at the time shall be deemed an over-payment hereunder.

         All payments and calculations by CURTIS to PUBLISHER hereunder shall be made in lawful money of the United States, provided that at final settlement CURTIS shall pay PUBLISHER, for all copies sold in Canada, in United States funds based upon CURTIS' bank exchange rates at the time of payment.

         9. Shipment of PUBLICATIONS. PUBLISHER shall ship the PUBLICATIONS to locations specified by CURTIS who shall, with respect to each issue of each PUBLICATION, specify locations for shipment of the entire Draw, provided that PUBLISHER shall have no obligation to ship to any dealer or retailer other than those approved in writing by PUBLISHER.

         Individual shipments to wholesalers (and other CURTIS customers) shall be specified on a galley which CURTIS shall supply to the PUBLISHER sufficiently in advance so that shipments can be prepared and shipped to arrive at wholesalers' (and other CURTIS customers') warehouses approximately ten (10) days prior to PUBLICATIONS' on-sale dates. Any reasonable cost incurred for reshipping copies at PUBLISHER's request will be borne by PUBLISHER.

         PUBLISHER shall bear the risk of loss of all copies of PUBLICATIONS while in transit to the locations specified by CURTIS as aforesaid, but PUBLISHER shall not bear the risk of loss on and after arrival. PUBLISHER hereby authorizes CURTIS to adjust and/or settle all claims made by any of its wholesalers for delivery shortages or damages to copies of the issues of the PUBLICATIONS and agrees to pay to CURTIS for all such shortgages and damages allowances reasonably granted by CURTIS to its wholesalers, provided that PUBLISHER shall not be obligated to pay CUTIS any amount in excess of the amount allowed by CURTIS to its wholesalers. CURTIS shall obtain such documentation as PUBLISHER's insurance company, printer or carrier shall reasonably request, and take all action necessary or appropriate to enable PUBLISHER to make reports and claims. Furthermore, CURTIS shall provide PUBLISHER a written explanation, in reasonable detail, of such allowances. CURTIS will use its best efforts to limit the returns from wholesalers to an absolute minimum.

         10. Payments by PUBLISHER. In addition to payments to be made by PUBLISHER pursuant to Sections 7(B) (relating to Returns), 9 (relating to reshipment and claims of wholesalers), 13 (relating to the Retail Display Allowance Program) and 16 (relating to indemnification), PUBLISHER shall

                  (a) be responsible for reasonable printing, packaging, shipping and traffic costs, imports and other duties incurred to ship copies of the PUBLICATIONS to all customers of CURTIS located throughout the world, provided that PUBLISHER shall have no obligation to ship PUBLICATIONS to any location outside of the United States or Canada unless CURTIS (or its wholesalers) agrees to pay, or reimburse PUBLISHER for, the shipping costs thereof; and

                  (b) pay to CURTIS an amount shown on Attachment E hereto for each copy of the PUBLICATION sold (other than copies sold by PUBLISHER to others in accordance with the provisions of Section 14 and other than Returns) in the wholesale areas designated on such Attachment and such other areas as agreed upon from time to time, provided that the parties hereto may, by mutual agreement, change the allowances or the markets listed in such Attachment.

         PUBLISHER also agrees to accept Returns after the date of final settlement referred to in clause (C) of Section 8 but only if (a) such Returns are made within 90 days after the date referred to therein and (b) are from reship or for-eign wholesalers or result from shipments which have been lost in transit and reasonable proof thereof presented to PUBLISHER.

         All such costs, expenses and charges for which PUBLISHER is responsible under the terms of this Agreement, and all other costs, expenses and charges reasonably incurred by CURTIS on behalf of PUBLISHER and at PUBLISHER's request, shall be paid by PUBLISHER to CURTIS within thirty (30) days after written notification by CURTIS, or if not paid in such thirty (30) days, at the option of CURTIS may be deducted from the next subsequent payment due PUBLISHER on any issue of any PUBLICATION distributed hereunder.

         11. Overpayments. If for any reason any party makes an over-advance or over-payment hereunder, such over-advance or over-payment, at the option of the party which makes the same, shall, if not paid within thirty (30) days of notification, (a) be deducted by the party which made the same, from any subsequent advances or payments due the other party or (b) be paid to the party which made the same within thirty (30) days after demand for payment. In any event, any and all such over-advances and over-payments shall promptly be paid upon termination of this Agreement pursuant to the terms hereof.

         12. CURTIS' Duties. (A) CURTIS represents and warrants that it is oneof the leading distributors of periodicals in the world and agrees during the life of this Agreement to use its best efforts, subject to circumstances beyond its control, to remain as such.

         (B) CURTIS agrees to use its best efforts to maximize the circulation and sales of each PUBLICATION. Without limiting the generality of the foregoing, CURTIS further agrees to use its best efforts in working towards PUBLISHER's and CURTIS' goal of selling to the ultimate consumer seventy-five (75%) percent of the Draw of each issue of Penthouse Magazine. CURTIS agrees to operate as distributor so as to enhance the good will and reputation of the PUBLISHER.

         (C) CURTIS shall not materially change its present methods of marketing, namely, through wholesalers and retail distributors, or materially reduce its sales organization without the prior written consent of PUBLISHER. In the event CURTIS undertakes any such action and such action has adversely affected the sale of the PUBLICATIONS subject to this Agreement, the fact of such change shall be a material breach of this Agreement and shall entitle PUBLISHER to terminate this Agreement forthwith.

         (D) CURTIS shall provide PUBLISHER with (a) an estimate of final aggregate net sales of each issue of each PUBLICATION based upon a spot check of a representative number of retailers in wholesale areas selected by CURTIS within eleven (11) and eighteen (18) days following the on-sale dates for each such issue of each PUBLICATION; (b) an estimate of such final aggregate net sales based on the Flash Report and Return Flow Report of CURTIS within sixty (60) days following the off-sale dates of each issue; and (c) an estimate of final aggregate net sales of each issue based upon figures received not later than ninety (90) days following the off-sale dates of each issue.

         (E) At no cost to PUBLISHER, CURTIS shall give appropriate space commensurate with the volume of sales of the PUBLICATIONS as compared to other publications distributed by CURTIS in its house magazine and/or bulletins for the promotion of the PUBLICATIONS. CURTIS shall include the PUBLICATIONS on all price lists, circular or other bulletins of a general nature and give them as much prominence as any other periodical.

         If, in the course of its business as a distributor of periodicals, CURTIS should give any advertising, special display, promotional allowance, quarterly discounts or special rates with respect to any other periodical, it will give them to PUBLISHER with respect to the periodicals, if PUBLISHER so desires, on the same basis.

         13. Retail Display Allowance Program. The PUBLISHER has established a Retail Display Allowance Program

(the "Retail Display Allowance Program"), a copy of which is attached hereto as Attachment F. PUBLISHER may, at its sole option, alter, amend, cancel or terminate the Retail Display Allowance Program, and shall give CURTIS notice there-of. PUBLISHER hereby designates and authorizes CURTIS, as its agent, to offer a Retail Display Allowance Program to any retailer which engages in the sale of PUBLICATIONS and undertakes to comply with the Retail Display Allowance Program approved in writing by the PUBLISHER from time to time. CURTIS will, to the best of its ability, police the Retail Display Allowance Program and inform PUBLISHER of any non-compliance with the Retail Display Allowance Program known to it and will take such actions in respect thereof as it shall be instructed by PUBLISHER.

         CURTIS shall perform the work of receiving, collating and auditing information from retail magazine dealers and issuing payments as agent for and on behalf of PUBLISHER to them for amounts due to them under the Retail Display Allowance Program conducted by the PUBLISHER; no payments made by CURTIS to retail magazine dealers hereunder and reimbursements made to CURTIS by PUBLISHER whether by deductions or otherwise shall prevent a claim by PUBLISHER against retailers for the return of Retail Display Allowance Program payments not made in accordance with the foregoing or against CURTIS for its negligence in connection with its services as agent pursuant to this Section.

         Upon the Retail Display Allowance Program payment having been paid by CURTIS to the retailer, CURTIS shall send a written invoice to the PUBLISHER containing the full details and audited calculations in relation thereto and PUBLISHER shall pay the same to CURTIS.

         The actual direct pro rata costs of administration of the Program shall be borne by PUBLISHER and billed to it by CURTIS provided that such costs do not exceed $800 per month.

         14. Wholesalers. (A) Should any wholesaler refuse to distribute the PUBLICATIONS, or any one of them, or should PUBLISHER be dissatisfied, for a reasonable business reason in the opinion of PUBLISHER, with any wholesaler and give CURTIS 30 days written notice thereof, PUBLISHER may, after the conclusion of such 30 day period, unless CURTIS shall have appointed a replacement in accordance with the provisions of Section 14B, appoint a wholesaler of its choice for the affected PUBLICATION(S) or, if it should be unable to reach satisfactory agreement with one willing to take only the affected PUBLICATION, for all of the PUBLICATIONS, and should CURTIS elect to service such newly appointed wholesaler, there shall be no change in the terms of this Agreement; if, however, CURTIS does not service such newly appointed wholesaler, then PUBLISHER shall have the right in such circumstances to distribute copies of PUBLICATIONS in that geographical area to whomever PUBLISHER shall wish, and in that event will be obliged to pay a distribution fee to CURTIS for only such distribution as is actually accomplished in said area by CURTIS.

         (B) Should CURTIS at its option decide to terminate shipments to then existing wholesaler or wholesalers, it shall appoint a replacement or replacements. If, after two (2) months of distribution by such replacement whole-saler or wholesalers in any particular geographical location, PUBLISHER is dissatisfied with such replacement wholesaler or wholesalers for a reasonable business reason in the opinion of PUBLISHER and gives CURTIS 30 days written notice thereof, PUBLISHER shall have the right at its option to terminate the replacement wholesaler or wholesalers, but only insofar as it is a wholesaler of the PUBLICATIONS. PUBLISHER shall have the right in such circumstances to distribute copies of PUBLICATIONS in that geographical area to whomever PUBLISHER shall wish, provided it is not the whole-saler terminated by CURTIS, and, in that event, will not be obliged to pay a distribution fee to CURTIS for such distribution by PUBLISHER or its designee.

         (C) If PUBLISHER shall have designated a replacement wholesaler in accordance with Section 14A or 14B, CURTIS will not knowingly distribute copies of PUBLICATIONS to any wholesaler or wholesalers in that area so as to compete with PUBLISHER's designated replacement wholesaler or whole-salers. In the event that CURTIS agrees within thirty (30) days of designation by PUBLISHER that a wholesaler appointed by PUBLISHER under the provisions of this Section shall be serviced by CURTIS, the parties shall resume under the original terms of this Agreement.

         15. Inspection. PUBLISHER may at its own expense, at any time, and in respect of any period, audit the books and records of CURTIS (only as such relate to the matters covered by this Agreement) at the place where CURTIS, or its servants or agents, maintain such books and records in order to verify statements rendered to the PUBLISHER hereunder. Any such audit shall be conducted only by accountants or other persons appointed by the PUBLISHER, during reasonable business hours, in such manner as not to interfere with CURTIS' normal business activities and CURTIS shall cooperate fully with such audit providing all documents of any nature for the perusal of such accountant or appointee. Without limiting the right of the PUBLISHER to call for the production of any document, the term "documents" shall include documents relating to Retail Display Allowance, internal memoranda, call reports, circulation analyses, financial records of any nature, payment to any person, firm or corporation, allowances of any nature, discounts, correspondence and matters connected with or ancillary to the Attachments hereto. Such accountants or appointees shall provide CURTIS with written assurance that anything discovered in the course of their audit shall not be revealed to anyone other than PUBLISHER or pursuant to court order and that any matters which are not covered by this Agreement will not be revealed to PUBLISHER.

         16. Indemnification. (A) PUBLISHER shall indemnify and hold harmless CURTIS, its parent, subsidiary or affiliated corporations, their officers, employees, agent, representatives or any of its wholesalers of the PUBLICATIONS (but only if such wholesaler has been approved for such indemnification by PUBLISHER) against any loss, damages, judgments (other than fines), expenditures or claims including reasonable counsel fees, legal expenses and other costs (collectively, "Liabilities"), actually incurred by them or any of them in connection with the distribution of any PUBLICATION, or any issue thereof, or any promotional material provided by PUBLISHER, when same is questioned or objected to by public authorities and the expenditure of outside legal time is required in respect thereof, or in defending or settling any claim, civil action or criminal prosecution against them or any of them arising out of the use of the title of said PUBLICATION or the contents and printed matter, including advertisements, pictures or photographs contained in the covers of any page of said PUBLICATION, or in any supplementary or other proceeding or action in relation to such PUBLICATIONS, provided that nothing contained herein shall obligate PUBLISHER to indemnify CURTIS its parent, subsidiary or affiliated corporations against any Liabilities arising out or as a result of (a) their breach of this Agreement or (b) their own fault or negligence (or that of their agents, servants or employees) and, provided, further, that (i) Liabilities shall not include any amounts payable by any party indemnified hereunder on account of such party's indemnification of any other person and (ii) in case any Liabilities arise in connection with a proceeding in which a PUBLICATION and other publications are involved, the liability of PUBLISHER hereunder shall in no event exceed the liability of the party indemnified hereunder multiplied by a fraction, the numerator of which is the number of PUBLICATIONS involved in such proceeding and the denominator of which is the total number of publications involved in such proceeding. PUBLISHER shall also indemnify CURTIS against any Liabilities to which it may become subject as a result of actions taken by it at PUBLISHER's direction in accordance with Sections 13, 14 and 7(B).

         (B) Promptly after receipt by an indemnified party of notice of the commencement of any action involving any Liabilities, such indemnified party will, if the claim in respect thereof is to be made against PUBLISHER, give written notice to PUBLISHER of the commencement of such action, specifying in reasonable detail the particulars thereof and including copies of any pleadings or other papers served in respect thereof. PUBLISHER will be entitled to participate and assume the defense of any such action, and in the first instance, to select counsel to represent any indemnified party. After notice from PUBLISHER to such indemnified party of its election to assume the defense thereof, PUBLISHER shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, except as expressly set forth below. Each indemnified party, as a prerequisite to any indemnification hereunder, shall cooperate with the PUBLISHER and PUBLISHER's designated counsel in connection with any claim, suit or proceeding.

         Should there arise instances wherein any indemnified party desire (1) in a case where there is a likelihood of incarceration, to compromise or settle any claim, action, suit or proceeding against the wishes of PUBLISHER, or (2) in any type of case, litigate or contest any claim, action, suit or proceeding against the wishes of PUBLISHER; then, after such decision, the indemnified party shall thereafter pay its own expenses, and any costs, judgements, fine, damages, losses and settlements, without any further rights to indemnification.

         (C) If (i) any copies of any of the PUBLICATIONS are seized by the legal authorities in any locality because of an alleged violation of any obscenity or related law, or (ii) any copies of PUBLICATIONS fail to reach CURTIS' wholesalers or customers, then upon written demand by CURTIS to PUBLISHER, PUBLISHER shall repay to CURTIS any sums previously paid to PUBLISHER by CURTIS with respect to such copies, provided that if such copies are subsequently resold by CURTIS, CURTIS shall refund to PUBLISHER the amounts in respect of such copies paid CURTIS pursuant to this paragraph.

         17. Monies due CURTIS. Subject to Section 6(C), all monies paid by, or due and owing from, CURTIS' wholesalers or customers for copies of PUBLICATIONS not returned to CURTIS are and shall at all times belong to and remain the absolute property of CURTIS.

         18. Competing Periodicals. CURTIS represents, for itself, its parent, its subsidiaries and its affiliates, that they have no present plans to distribute any Competing Periodicals (as below defined) and that they plan to devote their best efforts to distribution and promotion of the PUBLICATIONS in such manner that such effort will be undiluted by distribution or promotion of Competing Periodicals and CURTIS agrees that if CURTIS shall determine that it will distribute a Competing Periodical, CURTIS will give PUBLISHER written notice thereof at least ninety (90) days before commencing such distribution and, in such event, PUBLISHER shall have the right to either terminate this Agreement or to remove its effected PUBLICATIONS from CURTIS' distribution, in either case by giving CURTIS thirty (30) days written notice thereof.

         As used herein, the term "Competing Periodical" shall mean any periodical (other than those presently being distributed by CURTIS) substantially similar in manner of editorial and pictorial content and quality of production to any of PUBLISHERS' principal PUBLICATIONS, provided that the term shall not include any periodical which is published by any publisher for which CURTIS is presently a distributor if either (a) such PUBLISHER has published the first issue of such periodical prior to the date hereof or (b) such PUBLISHER is the PUBLISHER of the first issue of such periodical and the first issue of such periodical appears on the newsstand after the date hereof, or (c) the paid circulation of such periodical at the time CURTIS determines to distribute it exceeds (i) 20% of the paid monthly circulation of the PUBLICATION to which it is substantially similar if the paid monthly circulation of such PUBLICATION is 1,000,000 or less, or (ii) 10% of the paid monthly circulation of the PUBLICATION to which it is substantially similar if the paid monthly circulation of such PUBLICATION is more than 1,000,000. If any publisher for which CURTIS is presently a distributor acquires or is acquired by another publisher, then all periodicals of such other publisher which are substantially similar in manner of editorial or pictorial content and quality of PUBLISHERS principal PUBLICATION shall be Competing Periodicals. The term "Principal PUBLICATION" shall mean any PUBLICATION the paid monthly circulation of which for each of the three (3) months immediately preceding the date of determination is 500,000 or more.

         19. Term. The term of this Agreement shall be for five (5) years, covering all issues of the PUBLICATIONS which go on sale after September 30, 1977 and before October 1, 1982.

         20. Default; Termination. In case of any default under this Agreement, the non-defaulting party or parties hereto may proceed to protect and enforce their rights by a suit in equity, action at law, or other appropriate proceeding. Without limiting the generality of the foregoing, the non-defaulting party or parties hereto shall have the right

(but not the obligation) to terminate this Agreement upon thirty (30) days written notice of the occurrence of any of the following:

         (A) With respect to PUBLISHER:

                  (i) A breach by PUBLISHER of its respective material obligations to CURTIS pursuant to the terms and conditions of this Agreement;

                  (ii) A final determination, which cannot be appealed to any higher body, by any Federal or State Court of competent jurisdiction permanently banning the sale or distribution of the current and all future issues of any PUBLICATION;

                  (iii) The institution of or proceeding for voluntary or involuntary banruptcy or re-organization by PUBLISHER or its application for or consent to the application of a reorganization, or its written admission of its inability to pay its debts generally as they become due, or its being adjudicated bankrupt pursuant to the United States Bankruptcy Act of 1898, as amended, or if appointment of a trustee or receiver of PUBLISHER or a major part of its properties shall be made and not vacated within sixty (60) days thereafter, or an order shall be made approving a petition for the reorganization of the PUBLISHER.

         (B) With respect to CURTIS:

                  (i) A breach by CURTIS of any of its respective material obligations to PUBLISHER pursuant to the terms and conditions of this Agreement;

                  (ii) If CURTIS shall fail or refuse to make any payment due hereunder for more than two (2) days after such payment shall have become due pursuant to the terms and conditions of this Agreement;

                  (iii) The institution of or proceedings for voluntary or involuntary bankruptcy or reorganization by CURTIS or Cadence, or the application by either thereof for or consent to the application of a reorganization, or the written admission of either of its inability to pay its debts generally as they become due, or either being adjudicated bankrupt pursuant to the United States Bankruptcy Act of 1898, as amended, or if appointment of a trustee or receiver of CURTIS or Cadence or a major part of its or their respective properties shall be made and not vacated within sixty
         (60) days thereafter, or an order shall be made approving a petition for the reorganization of CURTIS or Cadence.

                  (iv) The acquisition of effective control of CURTIS or Cadence Industries Corporation, directly or indirectly, by a person, firm or corporation which owns or publishes or distributes a Competing Periodical.

                  (v) The breach by CURTIS of any of its obligations under the letter, dated the date hereof, from CURTIS to PUBLISHER with right to personnel.

         No right, power or remedy conferred herein shall be exclusive of any other right, power or remedy now or hereafter available at law, in equity, by statute or otherwise. No course of dealing and no delay in exercising any right, power or remedy shall operate as a waiver thereof.

         21. Assignment. CURTIS and PUBLISHER may not assign this contract or any part, rights, or proceeds thereof, without first obtaining the written consent of the other party to such assignment, provided that PUBLISHER may assign its rights hereunder to the payment of monies due from CURTIS if prior thereto the assignee executes and delivers to CURTIS an acknowledgement in form reasonably satisfactory to CURTIS. In case PUBLISHER should decide to sell any one or all of the PUBLICATIONS, the PUBLISHER will, in connection therewith, obtain an agreement from the buyer, in form satisfactory to CURTIS, that the buyer will assume, with respect to such PUBLICATION, PUBLISHER's rights and obligations hereunder and in such case CURTIS shall be obligated to distribute such PUBLICATION on the terms and conditions contained herein.

         22. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

         23. Amendments. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party or parties against which enforcement of such change, waiver, discharge or termination is sought.

         24. Notice. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, return receipt requested, addressed as set forth at the head of this Agreement or at such other address as the parties hereto have furnished to each other in writing. All such notices shall be deemed given on the date received by the addressee.

         25. Miscellaneous. This Agreement sets forth the entire understanding of the parties with respect to the distribution of PUBLICATIONS and when effective shall supersede all previous agreements between the parties in writing or otherwise relating to the PUBLICATIONS and is binding upon the parties, their respective heirs, executors, administrators, successors and assigns; and, in particular, this Agreement shall be binding for its terms upon any transferees, successors or assigns of CURTIS and of PUBLISHER who shall publish any of the PUBLICATIONS. This Agreement may be signed in counterparts, all of which shall be deemed to be originals.

                                          CURTIS CIRCULATION COMPANY

                                          By  /s/ Robert B. Alleger
                                              ----------------------------

                                          PENTHOUSE INTERNATIONAL, LIMITED
                                          VIVA INTERNATIONAL, LIMITED
                                          PENTHOUSE PHOTO WORLD, LIMITED
                                          PENTHOUSE POSTER PRESS, LIMITED
                                          FORUM INTERNATIONAL, LIMITED

                                          By  /s/ Irwin E. Billman
                                              ---------------------------
                                              Executive Vice President

                                  ATTACHMENT I

                                 ACKNOWLEDGEMENT

         The undersigned, Assignee of the rights of Publisher under the Distribution Agreement dated between Publisher and Curtis Circulation Company acknowledges that Publisher's right to the payment of monies due from Curtis under said Agreement is subject to the right of Curtis to offset against the monies due Publisher from Curtis monies payable by Publisher to Curtis under said Agreement.

                                  ATTACHMENT A

                             DISTRIBUTION TERRITORY

PUBLICATION TITLE                        DISTRIBUTION TERRITORY
-----------------                        ----------------------
PENTHOUSE                                Worldwide excepting the United Kingdom

PENTHOUSE FORUM                          Worldwide excepting the United Kingdom,
                                         Australia and New Zealand.

VIVA                                     Worldwide excepting the United Kingdom

PHOTO WORLD                              Worldwide excepting the United Kingdom

ROCK SUPERSTARS & SUPERSTARS OF SOUL     Worldwide excepting the United Kingdom

ANY AND ALL ASSOCIATED PUBLICATIONS      Worldwide excepting the United Kingdom

                                  ATTACHMENT B

                               CURRENT TITLE LIST

PUBLICATION TITLE         INITIAL ISSUE                       FREQUENCY
-----------------         -------------                       ---------
PENTHOUSE                 November, 1977                      Monthly

PENTHOUSE FORUM           November, 1977                      Monthly

VIVA                      November, 1977                      Monthly

PHOTO WORLD               October/November 1977               Bi-Monthly

ROCK SUPERSTARS           First issue on sale September       As Published
                          30, 1977 or thereafter

SUPERSTARS OF SOUL        Same as Rock Superstars             As Published

ANY AND ALL ASSOCIATED    Same as Rock Superstars             As Published
PUBLICATIONS

                                  ATTACHMENT C

                    "PHOTO WORLD" is licensed to Publisher.

         Although the trademark for "PENTHOUSE FORUM" has been registered, Publisher has not registered "FORUM".

                                  ATTACHMENT D

                            BROKERAGE TERMS BY TITLE

PENTHOUSE AND ANY ALL ASSOCIATED PUBLICATIONS

[****] of cover price on the first one million (1,000,000) copies sold. [****] of cover price on all copies sold exceeding one million (1,000,000).

PENTHOUSE FORUM AND ANY AND ALL ASSOCIATED PUBLICATIONS

[****] of cover price on the first five hundred thousand (500,000) copies sold.[****] of cover price on all copies sold exceeding five hundred thousand (500,000).

VIVA AND ANY AND ALL ASSOCIATED PUBLICATIONS

[****] of cover price on the first three hundred thousand (300,000) copies sold.[****] of cover price on all copies sold exceeding three hundred thousand (300,000).

PHOTO WORLD AND ANY AND ALL ASSOCIATED PUBLICATIONS

[****] of cover price on one hundred thousand (100,000) copies sold. [****] of cover price on all copies sold exceeding one hundred thousand (100,000).

ROCK SUPERSTARS AND ANY AND ALL ASSOCIATED PUBLICATIONS

[****] of cover price on the first one hundred thousand (100,000) copies sold. [****] of cover price on all copies sold exceeding one hundred thousand (100,000).

SUPERSTARS OF SOUL AND ANY AND ALL ASSOCIATED PUBLICATIONS

[****] of cover price on the first one hundred thousand (100,000) copies sold. [****] of cover price on all copies sold exceeding one hundred thousand (100,000).

ANY AND ALL NEW PRODUCTS

[****] of cover price on the first five hundred thousand (500,000) copies sold. [****] of cover price on all copies sold exceeding five hundred thousand (500,000).

NEW PUBLICATIONS PAYMENT SCHEDULE

Curtis shall pay to Publisher on all new publications distributed by CURTIS (those publications referred to as "any and all Associated Publications" on Attachment A) as follows:

         (1) Monthly on the on-sale date of each publication an amount equal to sixty (60%) percent of the Draw of such publication on the on-sale date for such publication. After three (3) consecutive issues of any new publication, all initial payments will be made in accordance with the terms of Section 8.

         (2) A second advance will be made to the Publisher on the first three
(3) consecutive issues of a new publication equal to one hundred (100%) percent of Curtis' then estimated final net sale of such Publication multiplied by Curtis' per copy payment, less all previous payments made to Publisher respecting such Publication, sixty (60) days after the off-sale date. Final settlement shall be made in accordance with Section 8 of the Agreement. After the first three (3) consecutive issues of any new publication, all advances and payments will be made in accordance with the terms of Section 8.

                                  ATTACHMENT E

The following wholesalers in specified markets will be allowed an incentive in the amounts indicated; with the total of such allowance incentive being paid by check from Curtis to the wholesaler involved.

Allowances will be made on a per copy sold basis and will be extended as follows:

                         ALL
                   METRO NEW YORK*                             DETROIT
                     WHOLESALERS                PHILADELPHIA     AND
                     EXCEPTING                     AND          SPRING
                   SPRING VALLEY    CHICAGO    SAN FRANCISCO    VALLEY
                   -------------    -------    -------------    ------
PENTHOUSE          [****]           [****]     [****]           [****]

PENTHOUSE FORUM    [****]           [****]     [****]           [****]

SPECIALS - PH
& FORUM            [****]           [****]     [****]           [****]

NEW PRODUCT        [****]           [****]     [****]           [****]

VIVA               [****]           [****]     [****]           [****]

PHOTO WORLD        [****]           [****]     [****]           [****]

POSTER PRESS       [****]           [****]     [****]           [****]

SPECIALS - VIVA
PHOTO WORLD &
POSTER PRESS       [****]           [****]     [****]           [****]

*New York Metro includes: Brooklyn, Carle Place, Carlstadt, East Brunswick, Elizabeth, Hauppauge, Mt. Vernon, Stamford, North Bergen, Passaic & Paterson

                                  ATTACHMENT F

                           RETAIL DISPLAY ALLOWANCES

PENTHOUSE:                          On a cover price of [****] a [****] per copy
                                    sold or an amount to be established by
                                    Publisher on issues that deviate from the
                                    standard cover price.

PENTHOUSE FORUM:                    On a cover price of [****], [****] per copy
                                    sold.

VIVA: On a cover price of [****], [****] per copy sold.

PENTHOUSE PHOTO WORLD:              On a cover price of [****], [****] per copy
                                    sold.

ROCK SUPERSTARS:                    On a cover price of [****], [****] per copy
                                    sold.

SUPERSTARS OF SOUL:                 On a cover price of [****], [****] per copy
                                    sold.

ANY AND ALL ASSOCIATED
PUBLICATIONS:                       An amount to be determined by Publisher.

Any Retail Display Allowance necessitated by a cover price different than than noted above will be established by the Publisher in writing to Curtis. Publishers' decisions are final.

REGION #1
---------
New Haven News Agency                        New Haven, Conn.
Greater Boston Distr.                        Boston; Mass.
Fairfield County News                        Bridgeport, Conn.} Marvel Comics
Yankee News Co., Inc.                        Waterbury, Conn.} & Marvel Mag. Onl
Empire State News Co.                        Cheektowaga, N. Y.
H.P. Kopplemann Inc.                         Hartford, Conn.
Portland News Co.                            So. Portland, Ne.
Empire News of Jamestown                     Jamestown, N.Y.- Effective June 1

REGION #2
---------
***Newstand Field Services                   New York, N.Y.
***assaic County News Co.                    Paterson, N.J.
***ew Brunswick News Co.                     E. Brunswick, N.J.
***rauninger News Co.                        Trenton, N.J.
***mperial News Co.                          Carle Place, L.I., N.Y.
***aynor News Co.                            Ht. Vernon, N.Y.
***nited News                                Stamford, Conn.
***ast Island News Corp.                     Hauppauge, L.I., N.Y.
***udson County Newsdealers                  North Bergen, N.J.
***rooklyn News Company                      Brooklyn, N.Y.
***ackensack News Co.                        Carlstadt, N.J.
***achles News                               Passaic, N.J.
***ockland-Catskill, Inc.                    Spring Valley, N.Y.
***nion County Newsdealers Supply Co.        Elizabeth, N.J.

REGION #3
---------
***District News                             Cottage City, Md.
***l-Mar News                                Wilmington, Del.
United News Co.                              Philadelphia, Pa.
***ryland News Co.                           Baltimore, Md.
***rginia Periodicals                        Norfolk, Va.
***pital News                                Richmond, Va.
***lco Distributors, Inc.                    Chester, Pa.-Marvel Bag Comics Only
***rrisburg News Agency, Inc.                Harrisburg, Pa.
***anoke News Agency, Inc.                   Roanoke, Va.
***ll-City News Agency, Inc.                 Lynchburg, Va.
***d-Penn Magazine Agency, Inc.              Williamsport, Pa.
***nty News Agency, Inc.                     Lancaster, Pa.

REGION #4
---------
Contral News Company                         Akron, Ohio
Geo. R. Klein News Co.                       Cleveland, Ohio
Triangle News Company                        McKees Rocks, Pa.
Koch News Company                            Indianapolis, Ind.
Scott Krauss News                            Columbus, Ohio
Ludington News                               Detroit, Mich.
Louisville News Co.                          Louisville, Kentucky
J.L. Marshall News                           Cincinnati, Ohio
Miami Valley News                            Dayton, Ohio
Michiana News Service                        Niles, Michigan

REGION #5
---------
Orange News Company                          Orlando, Fla.
Cape News Company                            Cocoa, Fla.
Hillsboro News Co.                           Tampa, Fla.
Sun News Company                             Pinellas Park, Fla.
Dade County Newsdealers                      Miami, Fla.
Russell News Co.                             Sarasota, Fla.
Lakeland News Co.                            Lakeland, Fla.
Mobile News                                  Mobile, Alabama
Carolina News Co.                            Fayetteville, N.C.
Jefferson News                               Birmingham, Ala.
Central News Co.                             Columbia, S.C.
Pee Dee News Co.                             Florence, S.C.
Capital News Co.                             Jackson, Miss.
Atlanta News Agency, Inc.                    Atlanta, Ga.
Duval News Company                           Jacksonville, Fla.
Muscogee News Co.                            Columbus, Ga.
Rocky Mount News Agency                      Rocky Mount, N.C.
Service News Co.                             Wilmington, N.C.
Dixie News Co.                               Charlotte, N.C.

REGION #6
---------
Benjamin-Montreal News                       Montreal, Quebec
[****]                                       [****]
Vancouver Magazine Serv. Ltd.                Burnaby, B.C.

REGION #7
---------
Oklahoma News                                Tulsa, Okla.

REGION #8
---------
Valley Periodical Dist.                      Burbank, Calif.
Sunset News Company                          Los Angeles, Calif.
Golden Gate Mag. Co.                         San Francisco, Calif.
San Diego Periodical Dist.                   San Diego, Calif.
Gilboy Agency                                Oakland, Calif.
Peninsula News Co.                           San Matco, Calif.
Nor-Cal News Company                         Petaluma, Calif.
Milligan News Co.                            San Jose, Calif.
Drown News Agency                            Westminster, Calif.
Hawaiian Mag. Dist.                          Honolulu, Hawaii
Pacific Mag. & Book                          Tacoma, Wash.
Fairbanks News                               Fairbanks, Alaska
Anchorage News                               Anchorage, Alaska
Bay News Co.                                 Portland, Oregon
Bell Magazine Agency                         Seaside, Calif. (Montere
Rogue Valley News Agency, Inc.               Medford, Oregon
Rainier News Inc.                            Everett, Wash.

REGION #9
---------
Chas. Levy Circ. Company                     Chicago, Ill.
Wisconsin Periodical Dist.                   New Berlin, Wisc.
North Shore Distributors                     Wheeling, Ill.
Gopher News Company                          Minneapolis, Minn.
Norton News Co.                              Denver, Colo. (Petersen)
Iowa News Dist. Co.                          Cedar Rapids, Iowa
Pueblo News Company                          Pueblo, Colorado

                                  ATTACHMENT H

                           CURTIS CIRCULATION COMPANY
                               West Caldwell, NJ

To Each of our Wholesalers
and Other Customers

         This is to inform you that, pursuant to the Distribution Agreement between CURTIS CIRCULATION COMPANY and PENTHOUSE INTERNATIONAL, LIMITED, FORUM INTERNATIONAL, LIMITED, VIVA INTERNATIONAL, LIMITED, PENTHOUSE PHOTO WORLD, LIMITED, and PENTHOUSE POSTER PRESS, LIMITED, you are notified and directed that
all payments to be made by you on account of the    issue of    shall be made
not to CURTIS CIRCULATION COMPANY but directly to the Publisher, whose address is 909 Third Avenue, New York, New York 10022.

                                             Very truly yours,

                                             CURTIS CIRCULATION COMPANY
                                             By Order of The Board of Directors

                                             __________________________________

                                  ATTACHMENT I

                                ACKNOWLEDGEMENT

         The undersigned, Assignee of the rights of Publisher under the Distribution Agreement dated between Publisher and Curtis Circulation Company acknowledges that Publisher's right to the payment of monies due from Curtis under said Agreement is subject to the right of Curtis to offset against the monies due Publisher from Curtis monies payable by Publisher to Curtis under said Agreement.

                               AMENDMENT NO. 1 TO

                             DISTRIBUTION AGREEMENT

                            DATED: SEPTEMBER 19, 1977

         Between CURTIS CIRCULATION COMPANY, 21 Henderson Drive, West Caldwell, New Jersey 07006 (hereinafter called "CURTIS"); PENTHOUSE INTERNATIONAL, LIMITED, 909 Third Avenue, New York, N. Y. 10022, and FORUM INTERNATIONAL, LIMITED, 909 Third Avenue, New York, N. Y. 10022; VIVA INTERNATIONAL, LIMITED, 909 Third Avenue, New York, N. Y. 10022; PENTHOUSE PHOTO WORLD, LIMITED, 909 Third Avenue, New York, N. Y. 10022; PENTHOUSE POSTER PRESS, LIMITED, 909 Third Avenue, New York, N. Y. 10022 (hereinafter collectively called "PUBLISHER").

         The second paragraph of Section 18. Competing Periodicals as it appears on pages 29 and 30 is amended to read as follows:

         "As used herein, the term "Competing Periodical" shall mean any periodical (other than those presently being distributed by CURTIS) substantially similar in manner of editorial and pictorial content and quality of production to any of PUBLISHERS' principal PUBLICATIONS, provided that the term shall not include any periodical which is published by any publisher for which CURTIS is presently a distributor if either (a) such PUBLISHER has published the first issue of such periodical prior to the date hereof or (b) such PUBLISHER is the PUBLISHER of the first issue of such periodical and the first issue of such periodical appears on the newsstand after the date hereof, or (c) the paid circulation of such periodical at the time CURTIS determines to distribute it is less than (i) 20% of the paid monthly circulation of the PUBLICATION to which it is substantially similar if the paid monthly circulation of such PUBLICATION is 1,000,000 less, or (ii) 10% of the paid monthly circulation of the PUBLICATION to which it is substantially similar if the paid monthly circulation of such PUBLICATION is more than 1,000,000. If any publisher for which CURTIS is presently a distributor acquires or is acquired by another publisher, then all periodicals of such other publisher which are substantially similar in manner of editorial or pictorial content and quality of PUBLISHERS principal PUBLICATION shall be Conpeting Periodicals. The term "Principal PUBLICATION" shall mean any PUBLICATION the paid monthly circulation of which for each of the three (3) months immediately preceding the date of determination is 500,000 or more."

                                             CURTIS CIRCULATION COMPANY

                                             By /s/ Robert B. Alleger
                                                -----------------------------
                                             PENTHOUSE INTERNATIONAL, LIMITED
                                             VIVA INTERNATIONAL, LIMITED
                                             PENTHOUSE PHOTO WORLD, LIMITED
                                             PENTHOUSE POSTER PRESS, LIMITED
                                             FORUM INTERNATIONAL, LIMITED

                                             By /s/ Irwin E. Billman
                                                -----------------------------

                               AMENDMENT NO. 2 TO

                             DISTRIBUTION AGREEMENT

                           DATED: SEPTEMBER 19, 1977

         Between CURTIS CIRCULATION COMPANY, 21 Henderson Drive, West Caldwell, New Jersey, 07006 (hereinafter called "CURTIS"); PENTHOUSE INTERNATIONAL, LIMITED, 909 Third Avenue, New York, NY, 10022, and FORUM INTERNATIONAL, LIMITED, 909 Third Avenue, New York, NY, 10022; VIVA INTERNATIONAL, LIMITED, 909 Third Avenue, New York, NY 10022; PENTHOUSE PHOTO WORLD, LIMITED, 909 Third Avenue, New York, NY, 10022, PENTHOUSE POSTER PRESS LIMITED, 909 Third Avenue, New York, NY, 10022, OMNI PUBLICATIONS INTERNATIONAL, LIMITED, 909 Third Avenue, New York, NY 10022 (hereinafter collectively called "PUBLISHER").

         WHEREAS, the parties are presently negotiating the terms and conditions of a new Distribution Agreement; and,

         WHEREAS, it is apparent that notwithstanding the good intentions of both parties to come to an agreement on the terms of a new Distribution Agreement they will be unable to reach that agreement before the expiration date of the existing Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. Section 19. Term as it appears on page 30 is amended to read as follows:

         "The term of this Agreement shall be for five (5) years and one (1) month covering all issues of the publications which go on sale after September 30, 1977 and before November 1, 1982."

         2. This extension shall in no wise be construed to be continuing beyond November 1, 1982 and each party reserves fully all of their respective rights under the existing Agreement.

         3. The parties acknowledge that each of them may advise their respective banks and customers of this Amendment and the respective intent of both parties to renew the existing agreement. The form of such notice is attached hereto as Exhibit A.

Dated this 8th day of
September, 1982.

                                             CURTIS CIRCULATION COMPANY

                                             by /s/ Sheldon Feinbury
                                                -----------------------------
                                                SHELDON FEINBURY, CHAIRMAN

                                             PENTHOUSE INTERNATIONAL, LIMITED
                                             VIVA INTERNATIONAL, LIMITED
                                             PENTHOUSE PHOTO WORLD, LIMITED
                                             PENTHOUSE POSTER PRESS, LIMITED
                                             FORUM INTERNATIONAL, LIMITED
                                             OMNI PUBLICATIONS INTERNATIONAL,
                                              LIMITED

                                             by /s/ R.Guccione
                                                ------------------------------

                                   EXHIBIT A

         Penthouse International, Ltd. and Curtis Circulation Company have announced that they intend to enter into a renewal of their existing magazine distribution arrangement. They have entered into an interim agreement to cover the period during which the detailed provisions of such long term arrangement will be concluded.

                  AMENDMENT NO. 3 TO DISTRIBUTION AGREEMENT

                           DATED: SEPTEMBER 19, 1977

         Between CURTIS CIRCULATION COMPANY, 21 Henderson Drive, West Caldwell, New Jersey, 07006 (hereinafter called "Curtis"); and PENTHOUSE INTERNATIONAL, LIMITED, 1965 Broadway, New York, New York, 10023-5965; FORUM INTERNATIONAL, LIMITED, 1965 Broadway, New York, New York, 10023-5965; VIVA INTERNATIONAL, LIMITED, 1965 Broadway, New York, New York, 10023-5965; PENTHOUSE PHOTO WORLD, LIMITED, 1965 Broadway, New York, New York, 10023-5965; PENTHOUSE POSTER PRESS, LIMITED, 1965 Broadway, New York, New York, 10023-5965; OMNI PUBLICATIONS INTERNATIONAL, LTD. 1965 Broadway, New York, New York, 10023-5965; NEWLOOK INTERNATIONAL, LIMITED, 19 65 Broadway, New York, New York 10023-5965, and SPIN MAGAZINE DIVISION, a division of PENTHOUSE INTERNATIONAL, LTD., 1965 Broadway, New York, New York, 10023-5965, (hereinafter collectively called "PUBLISHER").

         WHEREAS, Curtis and PUBLISHER entered into a Distribution Agreement dated September 19, 1977, as amended, ("Agreement"); and

         WHEREAS, PUBLISHER is publishing two new publications to be distributed by Curtis under the Agreement.

         NOW, THEREFORE, in consideration of the Agreement, the terms and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. The first unnumbered paragraph of the Agreement is hereby amended in its entirety to read as follows:

                           Between CURTIS CIRCULATION COMPANY, 21 Henderson
                  Drive, West Caldwell, New Jersey, 07006 (hereinafter called "Curtis"); and PENTHOUSE INTERNATIONAL, LIMITED, 1965 Broadway, New York, New York, 10023-5965; FORUM INTERNATIONAL, LIMITED, 1965 Broadway, New York, New York, 10023-5965; VIVA INTERNATIONAL, LIMITED, 1965 Broadway, New York, New York, 10023-5965; PENTHOUSE LETTERS, LIMITED, 1965 Broadway, New York, New York, 10023-5965; OMNI PUBLICATIONS INTERNATIONAL, LTD. 1965 Broadway, New York, New York, 10023-5965; NEWLOOK INTERNATIONAL, LIMITED, 19.65 Broadway, New York, New York 10023-5965, and SPIN MAGAZINE DIVISION, a division of PENTHOUSE INTERNATIONAL, LTD., 1965 Broadway, New York, New York, 10023-5965, (hereinafter collectively called "PUBLISHER").

         2. PUBLISHER'S new publications known as "NEWLOOK", "PENTHOUSE LETTERS" and "SPIN" shall be distributed by Curtis pursuant to the Agreement and shall be deemed to be included within the definition of "PUBLICATIONS" under the Agreement. NEWLOOK and SPIN shall be considered and treated as new publications and new products under the Agreement and all the terms and conditions applying to new publications and new products shall apply to NEWLOOK and SPIN except as otherwise provided herein.

         3. "Attachment A" to the Agreement is hereby amended in its entirety to read as follows:

                                  ATTACHMENT A

                             DISTRIBUTION TERRITORY

PUBLICATION TITLE                      DISTRIBUTION TERRITORY
-------------------                    -----------------------
PENTHOUSE                              U.S. and Canada

FORUM                                  U.S. and Canada

PENTHOUSE VARIATIONS                   U.S. and Canada

PENTHOUSE LETTERS                      U.S. and Canada

PENTHOUSE HOT TALK                     U.S. and Canada

NEWLOOK                                U.S. and Canada

SPIN                                   U.S. and Canada

GIRLS OF PENTHOUSE                     U.S. and Canada

BEST OF OMNI SCIENCE FICTION           U.S. and Canada

HELLFIRE                               U.S. and Canada

ANY AND ALL ASSOCIATED PUBLICATIONS    U.S. and Canada

OMNI                                   U.S. and Canada

         4. The initial issue of NEWLOOK and SPIN shall be the May 1985 issue and both titles shall be published monthly.

         5.       NEWLOOK is Licensed to PUBLISHER.

         6. Section "19. Term", as it appears on page 30 of the Agreement is amended to read as follows:

                  "The term of this Agreement shall be for five (5) years and thirty one (31) months covering all issues of the PUBLICATIONS which go on sale after September 30, 1977 and before May 1, 1985."

         7. NEWLOOK INTERNATIONAL, LIMITED, SPIN MAGAZINE DIVISION, and PENTHOUSE LETTERS, LTD. shall be deemed additional parties to the Agreement and shall also be deemed included and defined in the term "PUBLISHER" under the Agreement. All the parties signing this amendment and/or included within the definition of "PUBLISHER" under the Agreement shall be responsible and answerable under the Agreement for all the obligations, warranties, representations, reponsibilities, and covenants of the PUBLISHER under the Agreement and all of the parties to the Agreement regardless of which company is the actual owner of a particular publication or which company may incur the obligation, owe money, make the representation or be in default under the Agreement.

         8. "Attachment H" to the Agreement is hereby amended to list only the PUBLISHER (S) set forth in paragraph "1" of this Amendment No. 3 and further to change PUBLISHER'S address to 1965 Broadway, New York, New York 10023-5965.

         9. "Amendment No. 1," dated September 19, 1977, is hereby amended to read in its first paragraph identically to the first paragraph of this Amendment No. 3, and the PUBLISHER'S signature block on the second page of said "Amendment No. 1" to conform to the definition of "PUBLISHER" as set forth herein.

         IN WITNESS WHEREOF, the parties hereto execute this agreement the 18th day of March, 1985.

                                        CURTIS CIRCULATION COMPANY

                                        By: /s/ James Barth
                                            ----------------------------------
                                            Vice-President

                                        PENTHOUSE INTERNATIONAL, LIMITED
                                        VIVA INTERNATIONAL, LIMITED
                                        PENTHOUSE LETTERS, LTD.
                                        FORUM INTERNATIONAL, LIMITED
                                        OMNI PUBLICATIONS INTERNATIONAL, LIMITED
                                        NEWLOOK INTERNATIONAL, LIMITED
                                        SPIN MAGAZINE DIVISION,
                                        a division of PENTHOUSE
                                        INTERNATIONAL, LTD.

                                        By: /s/ David J. Myerson
                                            ----------------------------------
                                            David J. Myerson
                                            Executive Vice President
                                            and Chief Operating Officer

                   AMENDMENT NO. 4 TO DISTRIBUTION AGREEMENT

         AMENDMENT to Agreement dated February 1, 1986, between Curtis Circulation Company, having an office at 21 Henderson Drive, West Caldwell, New Jersey 07006 (hereinafter called "Curtis") and Penthouse International, Ltd., Viva International, Ltd., Penthouse Letters, Ltd., Forum International, Ltd., Omni Publications International, Ltd., Newlook International, Ltd., and Spin Magazine, Publications, Inc. all having offices at 1965 Broadway, New York, New York 10023-5965 (hereinafter collectively called "Publisher").

         WHEREAS, the parties hereto entered into a distribution agreement dated September 19, 1977, for the distribution of all magazines published by the Publisher, which agreement was subsequently amended by Amendment Nos. 1 through 3 (which agreement, as amended, is hereinafter referred to as the "Agreement"); and

         WHEREAS, the term of the Agreement expired on May 1, 1985 and has since been continuously renewed and is in effect as of the date hereof; and

         WHEREAS, the parties wish to dispense with the necessity of executing renewal letters on a monthly basis to extend the term of the Agreement; and

         WHEREAS, the parties desire to conform the Agreement to the current name of one of the current entities bound by the Agreement.

         NOW, THEREFORE, it is hereby agreed among the parties as follows:

         1. Section 19 of the Agreement is hereby amended to read as follows:

         "19. Term. This Agreement shall continue in full force and effect until such time as either Curtis or Publisher terminates the Agreement upon sixty (60) days prior written notice to the other."

         2. "Spin Magazine Publications, Inc." shall be substituted for Spin Magazine, a division of Penthouse International, Ltd." in all places and respects under the Agreement.

         Except as modified hereby, the parties hereby ratify each and every other provision of the Agreement.

                                        Curtis Circulation Company

                                        By: /s/ Joseph M. Walsh
                                            ----------------------------------
                                            Joseph M. Walsh, President

                                        Penthouse International, Ltd.
                                        Viva International, Ltd.
                                        Penthouse Letters, Ltd.
                                        Forum International, Ltd.
                                        Omni Publications International, Ltd.
                                        Newlook International, Ltd.
                                        Spin Magazine Publications, Inc.

                                        By: /s/ David J. Myerson
                                            ---------------------------------
                                            David J. Myerson,
                                            Executive Vice President